Exhibit 99.1

Press Release

Zynga Reports First Quarter 2013 Financial Results

SAN FRANCISCO, Calif. – April 24, 2013 – Zynga Inc. (NASDAQ: ZNGA), the world’s leading provider of social game services, today announced financial results for the quarter ended March 31, 2013.

•	Q1 2013 revenue of $264 million, down 18% year-over-year, and bookings of $230 million, down 30% year-over-year

•	Q1 2013 net income of $4 million and adjusted EBITDA of $29 million

•	Q1 2013 diluted GAAP EPS of $0.00 and non-GAAP EPS of $0.01

“We are encouraged by the strong execution from our teams and the breakout hit performance of FarmVille 2, which captures the imagination of nearly 40 million players every month,” said Mark Pincus, CEO and Founder, Zynga. “2013 will continue to be a transition year as we face the challenging environment on the web and invest in developing the leading franchises and network across web and mobile platforms and offer our 253 million monthly active players a connected experience that can follow them from work to school to home and anywhere in between.”

Financial Highlights (in thousands, except per share data)

	Quarter ended
	Mar 31, 2013	Mar 31, 2012
GAAP Results
Revenue	$263,589	$320,972
Net income (loss)	$4,133	$(85,351)
Diluted net income (loss) per share	$0.00	$(0.12)
Non-GAAP Results
Bookings	$229,815	$329,164
Adjusted EBITDA	$28,735	$86,752
Non-GAAP net income	$9,105	$47,049
Non-GAAP earnings per share	$0.01	$0.06

Product Highlights

•	Zynga continued to demonstrate the power of its franchises, and the combined bookings for FarmVille and FarmVille 2 grew year-over-year.

•	FarmVille 2, in particular, was a breakout hit with daily audience engagement and bookings exceeding the company’s expectations.

•	Zynga launched standalone player logins for Zynga.com, creating a destination for people looking to play more games and connect with other players around the world.

•

Zynga showed the power of its audience in Q1 by cross-promoting Playdemic’s Village Life, a third-party web game that is part of the Zynga Partners publishing program; taking the game to 6.5 million MAU.

•

Subsequent to Q1 2013, Zynga launched its first suite of real money gaming (RMG) offerings, ZyngaPlusPoker and ZyngaPlusCasino, in the UK through its partnership with bwin.party digital entertainment plc. Launching the download and web versions of Zynga’s real money games for play in the UK is an exciting move to bring players the real money games they have been asking for. These offerings are the first step toward realizing Zynga’s long-term vision of bringing players the next generation of real money games on multiple platforms in regulated markets.

Business Highlights

•

Daily active users (DAUs) decreased from 65 million in the first quarter of 2012 to 52 million in the first quarter of 2013, down 21% year-over-year. On a consecutive quarter basis, DAUs were down 8% from 56 million in the fourth quarter of 2012.

•

Monthly active users (MAUs) decreased from 292 million in the first quarter of 2012 to 253 million in the first quarter of 2013, down 13% year-over-year. On a consecutive quarter basis, MAUs were down 15% from 298 million in the fourth quarter of 2012.

•

Monthly unique users (MUUs) decreased from 182 million in the first quarter of 2012 to 150 million in the first quarter of 2013, down 18% year-over-year. On a consecutive quarter basis, MUUs were down 10% from 167 million in the fourth quarter of 2012.

•

Average daily bookings per average DAU (ABPU) decreased from $0.055 in the first quarter of 2012 to $0.049 in the first quarter of 2013, down 11% year-over-year. On a consecutive quarter basis, ABPU was down 2% from $0.051 in the fourth quarter of 2012.

•

Monthly Unique Payers (MUPs) decreased from 3.5 million in the first quarter of 2012 to 2.5 million in the first quarter of 2013, down 30% year-over-year. On a consecutive quarter basis MUPs were down 14% from 2.9 million in the fourth quarter of 2012.

•	Zynga launched two new titles during the first quarter of 2013, Zynga Slots on web-based platforms and What’s The Phrase on mobile platforms.

•

As of March 31, 2013, Zynga had three of the top 10 games on Facebook, based on DAUs as reported by AppData, including some of its most established titles, Words With Friends, Zynga Poker, and FarmVille 2.

Financial Summary

•

Revenue: Revenue was $263.6 million for the first quarter of 2013, down 18% compared to the first quarter of 2012 and a decrease of 15% compared to the fourth quarter of 2012. Online game revenue was $229.6 million, a decrease of 22% compared to the first quarter of 2012 and a decrease of 16% compared to the fourth quarter of 2012. Advertising revenue was $34.0 million, an increase of 21% compared to the first quarter of 2012 and a decrease of 8% compared to the fourth quarter of 2012.

•	Bookings: Bookings were $229.8 million for the first quarter of 2013, a decrease of 30% compared to the first quarter of 2012 and a decrease of 12% compared to the fourth quarter of 2012.

•

Net income (loss): Net income was $4.1 million for the first quarter of 2013 compared to a net loss of $85.4 million for the first quarter of 2012. Net income for the first quarter of 2013 included $29.9 million of stock-based expense compared to $133.9 million of stock-based expense included in the first quarter of 2012.

•	Adjusted EBITDA: Adjusted EBITDA was $28.7 million for the first quarter of 2013 compared to $86.8 million for the first quarter of 2012 and $45.0 million in the fourth quarter of 2012.

•	Non-GAAP net income: Non-GAAP net income was $9.1 million for the first quarter of 2013, down from $47.0 million in the first quarter of 2012 and up from $6.9 million in the fourth quarter of 2012.

•	EPS: Diluted EPS was $0.00 for the first quarter of 2013 compared to ($0.12) for the first quarter of 2012 and ($0.06) for the fourth quarter of 2012.

•	Non-GAAP EPS: Non-GAAP EPS was $0.01 for the first quarter of 2013 compared to $0.06 for the first quarter of 2012 and flat when compared to the fourth quarter of 2012.

•

Cash and cash flow: As of March 31, 2013, cash, cash equivalents and marketable securities were approximately $1.67 billion, compared to $1.65 billion as of December 31, 2012. Cash flow from operations was $26.4 million for the first quarter of 2013, compared to $78.8 million for the first quarter of 2012. Free cash flow was $23.2 million for the first quarter of 2013 compared to $43.8 million for the first quarter of 2012.

•

Share Repurchase Program: During the three months ended March 31, 2013, Zynga repurchased approximately 1.0 million shares of common stock for approximately $2.5 million under its stock repurchase program. From inception of the program Zynga has repurchased a total of approximately 6.0 million shares for $14.3 million. The remaining authorized amount of stock repurchases that may be made under this plan was approximately $186 million as of March 31, 2013.

•	Repayment of Debt: In April 2013, we repaid our long-term debt of $100 million and currently have no debt outstanding.

Outlook

Zynga’s outlook for the second quarter of 2013 is as follows:

•	Revenue is projected to be in the range of $225 million to $235 million.

•	Net loss is projected to be in the range of $36.5 million to $26.5 million.

•	EPS is projected to be in the range of ($0.05) to ($0.03), based on a share count of approximately 785 million to 795 million shares.

•	Bookings are projected to be in the range of $180 million to $190 million.

•	Adjusted EBITDA is projected to be in the range of ($10) million to break even.

•	Non-GAAP EPS is projected to be in the range of ($0.04) to ($0.03), based on a share count of approximately 785 million to 795 million shares.

For full year 2013:

•	Adjusted EBITDA margin (adjusted EBITDA as a percentage of bookings) is projected to be in the range of 0% to 10%.

Disclosure Using Social Media Channels

Zynga currently announces material information to its investors using SEC filings, press releases, public conference calls and webcasts. Zynga uses these channels as well as social media channels to announce information about the company, games, employees and other issues. Given the recent SEC guidance regarding the use of social media channels to announce material information to investors, Zynga is notifying investors, the media, its players and others interested in the company that in the future, it might choose to communicate material information via social media channels or, it is possible that information it discloses through social media channels may be deemed to be material. Therefore, Zynga encourages investors, the media, players and others interested in Zynga to review the information posted on the company blog (http://zyngablog.typepad.com/zynga/) and the company Facebook site (https://facebook.com/Zynga) and the company twitter account (https://twitter.com/Zynga). Investors, the media, players or other interested parties can subscribe to the company blog and twitter feed at the addresses listed above. Any updates to the list of social media channels Zynga will use to announce material information will be posted on the Investor Relations page of the company’s website at http://investor.zynga.com.

Conference Call Details:

Zynga will host a conference call today, April 24, 2013, at 2:00 pm Pacific Time (5:00 pm Eastern Time) to discuss financial results. A live webcast of the conference call and supplemental slides will be accessible from the Investor Relations page of the company’s website at http://investor.zynga.com and a replay will be archived and accessible at the same website after the call.

About Zynga Inc.

Zynga Inc. (NASDAQ: ZNGA) is the world’s leading provider of social game services with 253 million monthly active users playing its games, which include Zynga Poker, Words With Friends, Scramble With Friends, Gems With Friends, Draw Something, FarmVille 2, ChefVille, CityVille, Bubble Safari and Ruby Blast. Zynga’s games are available on a number of global platforms, including Facebook, Zynga.com, Google+, Tencent, Apple iOS and Google Android. Zynga is headquartered in San Francisco, California. Learn more about Zynga at http://blog.zynga.com or follow Zynga on Twitter and Facebook.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, our outlook for second quarter 2013 revenue, net loss, EPS, weighted average diluted share count, bookings, adjusted EBITDA, non-GAAP EPS and non-GAAP weighted average diluted share count; our outlook for full year 2013 adjusted EBITDA margin; our ability to remain profitable on an adjusted EBITDA basis; our future game launches; our ability to grow our franchises on mobile and web and the success of our games and network generally; our ability to build and expand our network, including creating and building a mobile network and the success of that network; our ability to successfully launch, promote and monetize games on our network; our ability to successfully launch offerings in real money gaming on multiple platforms in available markets; our ability to transition our web franchises to mobile and create new multiplatform franchises; our ability to launch successful new multiplatform games and hit games for web and mobile generally; our ability to rationalize our product pipeline and reduce the cost of operating live games; our ability to reduce indirect costs; our proposed share repurchase program; and the market opportunity in the social games market, including the mobile market and the advertising market. Forward-looking statements often include words such as “outlook,” “projected,” “intends,” “will,” “anticipate,” “believe,” “target,” “expect,” and statements in the future tense are generally forward-looking statements. The achievement or success of the matters covered by such forward-looking statements involves significant risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied, and reported results should not be considered as an indication of our future performance. Factors that could cause or contribute to such differences include, but are not limited to, our relationship with Facebook or changes in the Facebook platform, our relationship with and/or agreements with iOS and or Android platform providers and/or changes to the Android or iOS platforms, our ability to launch new games in a timely manner and monetize these games effectively on the web and on mobile, our ability to launch games that are successful across platforms, our ability to continue to maintain bookings for franchise games, despite increasing decay rates for games generally, our ability to control and reduce expenses, our ability to anticipate and address technical challenges that may arise, competition, changing interests of players, our relationship with bwin.party, our ability to enter the real money gaming market and monetize opportunities in the real money gaming category, our exposure to illegitimate credit card activity and other security risks, regulatory, gaming or licensing issues, intellectual property disputes or other litigation, asset impairment charges, our ability to retain key employees, acquisitions by us and changes in corporate strategy or management.

More information about factors that could affect our operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the full year ended December 31, 2012, copies of which may be obtained by visiting our Investor Relations web site at http://investor.zynga.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. There is no guarantee that the circumstances described in our forward-looking statements will occur. We assume no obligation to update such statements. The results we report in our Quarterly Report on Form 10-Q for the three months ended March 31, 2013 could differ from the preliminary results we have announced in this press release.

Non-GAAP Financial Measures:

We have provided in this release non-GAAP financial information including bookings, adjusted EBITDA, non-GAAP net income, non-GAAP EPS, free cash flow and adjusted EBITDA margin, as a supplement to the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing our financial results to assess operational performance and liquidity. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics we use in making operating decisions and because our investors and analysts use them to help assess the health of our business. We have provided reconciliations between our historical and second quarter 2013 outlook for non-GAAP financial measures to the most directly comparable GAAP financial measures. However, we have not provided reconciliation of our full year 2013 adjusted EBITDA margin (adjusted EBITDA as a percentage of bookings) outlook to a comparable operating income (loss) margin (operating income (loss) as a percentage of revenues) for full year 2013 because certain inputs necessary to accurately project revenue (including the projected mix of virtual goods sold in our games, the projected estimated average lives of durable virtual goods for our games and visibility into projected bookings) are not in our control and cannot be reasonably projected for the full year due to variability from period to period caused by changes in player behavior and other factors. As revenue is a necessary input to determine this comparable GAAP metric, we are not able to provide the reconciliation.

Some limitations of bookings, adjusted EBITDA, non-GAAP net income, non-GAAP EPS, free cash flow and adjusted EBITDA margin are:

•	Adjusted EBITDA and non-GAAP net income (loss) do not include the impact of stock-based expense and restructuring expense;

•

Bookings, adjusted EBITDA and non-GAAP net income (loss) do not reflect that we defer and recognize online game revenue and revenue from certain advertising transactions over the estimated average life of virtual goods or as virtual goods are consumed;

•	Adjusted EBITDA does not reflect income tax expense;

•	Adjusted EBITDA does not include other income and expense, which includes foreign exchange gains and losses, and interest income;

•

Adjusted EBITDA excludes both depreciation and amortization of intangible assets, while non-GAAP net income excludes amortization of intangible assets from acquisitions. Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future;

•	Adjusted EBITDA and non-GAAP net income (loss) do not include gains and losses associated with legal settlements;

•	Non-GAAP EPS gives effect to all dilutive awards based on the treasury stock method;

•

Free cash flow is derived from net cash provided by operating activities less cash spent on capital expenditures, and removing the excess income tax benefits or costs associated with stock-based awards; and

•

Other companies, including companies in our industry, may calculate bookings, adjusted EBITDA, non-GAAP net income, non-GAAP EPS and free cash flow differently or not at all, which will reduce their usefulness as a comparative measure.

Because of these limitations, you should consider bookings, adjusted EBITDA, non-GAAP net income (loss), non-GAAP EPS, free cash flow and adjusted EBITDA margin, along with other financial performance measures, including revenue, net income (loss) and our other financial results presented in accordance with GAAP. See the GAAP to non-GAAP reconciliations below for further details.

Contacts:

Investors - Krista Bessinger

415-339-5266

investors@zynga.com

Press - Stephanie Hess

415-503-0303

press@zynga.com

ZYNGA INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	March 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$426,251	$385,949
Marketable securities	842,432	898,821
Accounts receivable	92,518	106,327
Income tax receivable	5,650	5,607
Deferred tax assets	26,633	30,122
Restricted cash	785	28,152
Other current assets	29,742	29,392

Total current assets	1,424,011	1,484,370
Long-term marketable securities	402,721	367,543
Goodwill	208,012	208,955
Other intangible assets, net	30,372	33,663
Property and equipment, net	442,293	466,074
Other long-term assets	15,427	15,715

Total assets	$2,522,836	$2,576,320

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$25,768	$23,298
Other current liabilities	102,381	146,883
Deferred revenue	302,722	338,964

Total current liabilities	430,871	509,145
Long-term debt	100,000	100,000
Deferred revenue	10,509	8,041
Deferred tax liabilities	12,653	24,584
Other non-current liabilities	105,303	109,047

Total liabilities	659,336	750,817
Stockholders’ equity:
Common stock and additional paid-in capital	2,762,756	2,725,605
Treasury stock	—	(295,113)
Accumulated other comprehensive income (loss)	(2,232)	(1,447)
Accumulated deficit	(897,024)	(603,542)

Total stockholders’ equity	1,863,500	1,825,503

Total liabilities and stockholders’ equity	$2,522,836	$2,576,320

ZYNGA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data, unaudited)

	Three Months Ended March 31,
	2013	2012
Revenue:
Online game	$229,566	$292,780
Advertising	34,023	28,192

Total revenue	263,589	320,972
Costs and expenses:
Cost of revenue	69,394	90,122
Research and development	129,181	186,876
Sales and marketing	27,307	56,837
General and administrative	42,640	72,715

Total costs and expenses	268,522	406,550
Loss from operations	(4,933)	(85,578)
Interest income	1,163	1,291
Other income (expense), net	(863)	(1,142)

Income (loss) before income taxes	(4,633)	(85,429)
Benefit from income taxes	8,766	78

Net income (loss)	$4,133	$(85,351)

Net income (loss) per share:
Basic	$0.01	$(0.12)

Diluted	$0.00	$(0.12)

Weighted average common shares used to compute net income (loss) per share:
Basic	779,949	707,693

Diluted	827,526	707,693

Stock-based expense included in the above line items:
Cost of revenue	$1,933	$6,818
Research and development	20,900	78,146
Sales and marketing	1,413	12,915
General and administrative	5,676	35,972

Total stock-based expense	$29,922	$133,851

ZYNGA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended March 31,
	2013	2012
Operating activities
Net income (loss)	$4,133	$(85,351)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	32,061	29,398
Stock-based expense	29,922	133,851
Accretion and amortization on marketable securities	4,856	2,836
Loss from sales of investments, assets and other, net	1,207	12
Tax benefits from stock based awards	1,657	—
Excess tax benefits from stock-based awards	(1,657)	—
Deferred income taxes	(8,591)	(1,286)
Changes in operating assets and liabilities:
Accounts receivable, net	13,809	(5,617)
Income tax receivable	(43)	14,242
Other assets	848	(4,818)
Accounts payable	2,470	(283)
Deferred revenue	(33,774)	8,192
Other liabilities	(20,453)	(12,359)

Net cash provided by operating activities	26,445	78,817
Investing activities
Purchase of marketable securities	(278,719)	(964,741)
Sales of marketable securities	98,615	16,747
Maturities of marketable securities	195,068	116,126
Acquisition of property and equipment	(4,924)	(34,994)
Business acquisitions, net of cash acquired	—	(182,164)
Restricted cash	167	(224,952)
Other investing activities, net	(803)	(3,177)

Net cash provided by (used in) investing activities	9,404	(1,277,155)
Financing activities
Repurchase of common stock	(2,432)	—
Taxes paid related to net share settlement of equity awards	(344)	(23,500)
Proceeds from exercise of stock options and warrants	2,393	533
Proceeds from employee stock purchase plan	3,506	—
Excess tax benefits from stock-based awards	1,657	—

Net cash provided by (used in) financing activities	4,780	(22,967)
Effect of exchange rate changes on cash and cash equivalents	(327)	36
Net increase (decrease) in cash and cash equivalents	40,302	(1,221,269)
Cash and cash equivalents, beginning of period	385,949	1,582,343

Cash and cash equivalents, end of period	$426,251	$361,074

ZYNGA INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share data, unaudited)

	Three months ended March 31,
	2013	2012
Reconciliation of Revenue to Bookings
Revenue	$263,589	$320,972
Change in deferred revenue	(33,774)	8,192

Bookings	$229,815	$329,164

Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$4,133	$(85,351)
Benefit from income taxes	(8,766)	(78)
Other income (expense), net	863	1,142
Interest income	(1,163)	(1,291)
Restructuring expense	5,459	—
Legal settlements	—	889
Depreciation and amortization	32,061	29,398
Stock-based expense	29,922	133,851
Change in deferred revenue	(33,774)	8,192

Adjusted EBITDA	$28,735	$86,752

Reconciliation of Net Income (Loss) to Non-GAAP Net Income
Net income (loss)	$4,133	$(85,351)
Stock-based expense	29,922	133,851
Amortization of intangible assets from acquisitions	3,658	6,951
Change in deferred revenue	(33,774)	8,192
Restructuring expense	5,459	—
Legal settlements	—	889
Tax effect of non-GAAP adjustments to net loss	(293)	(17,483)

Non-GAAP net income	$9,105	$47,049

Reconciliation of GAAP Diluted Shares to Non-GAAP
Diluted Shares
GAAP diluted shares	827,526	707,693
Other dilutive equity awards	—	135,993

Non-GAAP diluted shares(1)	827,526	843,686

Non-GAAP earnings per share	$0.01	$0.06

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	$26,445	$78,817
Acquisition of property and equipment	(4,924)	(34,994)
Excess tax benefits from stock-based awards	1,657	—

Free cash flow	$23,178	$43,823

Reconciliation of GAAP to Non-GAAP (Provision for) Benefit from Income Taxes
GAAP benefit from income taxes	$8,766	$78
Stock-based expense	(1,669)	(15,612)
Amortization of intangible assets from acquisitions	(204)	(811)
Change in deferred revenue	1,884	(956)
Restructuring expense	(304)	—
Legal settlements	—	(104)

Non-GAAP (provision for) benefit from income taxes	$8,473	$(17,405)

(1)	Includes the effect of all dilutive awards based on the treasury stock method.

ZYNGA INC.

RECONCILIATION OF GAAP TO NON-GAAP SECOND QUARTER 2013 OUTLOOK

(In thousands, except per share data)

Second Quarter 2013
Reconciliation of Revenue to Bookings
Revenue range	$ 225,000 – 235,000
Change in deferred revenue	(45,000)

Bookings range	$ 180,000 – 190,000

Reconciliation of Net Loss to Adjusted EBITDA
Net loss range	$ (36,500) – (26,500)
Provision for income taxes	4,000
Other expense, net	3,500
Interest income	(1,000)
Depreciation and amortization	32,000
Stock-based expense	33,000
Change in deferred revenue	(45,000)

Adjusted EBITDA range	$ (10,000) – 0

Reconciliation of Net Loss to Non-GAAP Net Loss
Net loss range	$ (36,500) – (26,500)
Stock-based expense	33,000
Amortization of intangible assets from acquisitions	3,000
Change in deferred revenue	(45,000)
Tax effect of non-GAAP adjustments to net loss	15,500 – 13,500

Non-GAAP net loss range	$ (30,000) – (22,000)

GAAP and Non-GAAP diluted shares	785,000 – 795,000
Net loss per share range	$ $(0.05) – $(0.03)
Non-GAAP net loss per share range	$ $(0.04) – $(0.03)